Exhibit 99.1

Theravance Biopharma to Sell TRELEGY ELLIPTA Royalty Interests to Royalty Pharma for Approximately $1.1 Billion in Upfront Cash with Over $1.5 Billion in Potential Total Value

•	Over $1.5 Billion in Potential Total Value, Including Approximately $1.1 Billion in Upfront Cash, up to $250 Million in Sales-Based Milestone Payments and an Estimated NPV Approximately $200 Million of Rights to TRELEGY ELLIPTA Outer Year Royalties[1]

•	Royalty Pharma to Invest up to $40 Million to Advance Development of Ampreloxetine in Multiple System Atrophy (MSA) in Exchange for Unsecured Low Single-Digit Royalties

•	Theravance Biopharma to Hold a Conference Call Today at 5 pm ET /2 pm PT / 10 pm IST

DUBLIN – July 13, 2022 – Theravance Biopharma, Inc. ("Theravance Biopharma" or the "Company") (NASDAQ: TBPH) today announced it has entered into a definitive agreement to sell all of its units in Theravance Respiratory Company, LLC representing its 85% economic interest in the sales-based royalty rights on worldwide net sales of GSK’s TRELEGY ELLIPTA (“TRELEGY”) to Royalty Pharma (NASDAQ: RPRX) for over $1.5 billion in potential total value (the “TRELEGY Royalty Transaction”). The transaction is intended to provide near-, mid- and long-term value to the Company with an upfront cash payment of approximately $1.1 billion, up to $250 million in additional milestone payments contingent on the achievement of certain TRELEGY net sales thresholds between 2023 and 2026 and outer year royalties to the Company providing an opportunity to receive an estimated NPV of approximately $200 million.1

Immediately after announcing the TRELEGY Royalty Transaction, Theravance Biopharma intends to initiate a multi-step process to eliminate its outstanding debt and return capital to shareholders. This process is expected to include:

•	First, repayment of the Company’s non-recourse TRELEGY notes for approximately $420 million contemporaneously with the closing of the TRELEGY Royalty Transaction;

•	Second, initiation of a tender offer to retire the approximately $230 million in principal amount of the Company’s 2023 Convertible Senior Notes, at par, shortly after and contingent upon the closing of the TRELEGY Royalty Transaction; and

•	Third, implementation of a plan to return capital to shareholders, to be finalized following the debt paydown.

After paying down the debt, estimated taxes and transaction expenses, the Company estimates having approximately $430 million of cash on its balance sheet.

At the completion of this process, Theravance Biopharma expects to be well-capitalized with a streamlined and debt-free balance sheet. The Company now anticipates it will approach breakeven cash flow in the second half of 2022 without the cash flows from its interest in TRELEGY royalties, driven by disciplined spending within R&D and the growth of YUPELRI®.

1 85% of TRELEGY royalties return to Theravance Biopharma beginning July 1, 2029 for sales ex-U.S., and January 1, 2031 for sales within the U.S. Net present value (“NPV”) of royalties based on GSK Bloomberg Consensus for TRELEGY through 2032 for U.S. sales and through 2034 for ex-U.S. sales, discounted at 7%. Ex-U.S. sales for 2033-2034 extrapolated by Management due to limitation of consensus beyond 2032.

In addition, Royalty Pharma’s investment in ampreloxetine validates its potential as a therapy to manage symptomatic neurogenic orthostatic hypotension (nOH) in MSA patients. Royalty Pharma’s $40 million investment in ampreloxetine includes a $25 million upfront payment and an additional $15 million payment upon the first regulatory approval of ampreloxetine2. In exchange, Royalty Pharma will receive future unsecured royalties of 2.5% on annual global net sales up to $500 million and 4.5% on annual global net sales over $500 million.

“Royalty Pharma is an industry leader in identifying world class therapeutics and structuring creative financing transactions that support innovative biopharma companies holding royalty interests. We believe this transaction for TRELEGY royalties delivers on the strategic value of our economic interest in this important therapy for COPD and asthma patients,” said Rick E Winningham, Theravance Biopharma’s Chairman and Chief Executive Officer. “This transaction underscores our commitment to maximize shareholder value by eliminating debt, accelerating the return of capital to shareholders and strengthening our position as a biopharmaceutical leader. Moreover, Royalty Pharma’s additional investment in ampreloxetine supports the value-creating potential of this promising therapy for MSA patients. It’s our firm belief that, upon closing this transaction, Theravance Biopharma will operate from a position of financial strength and will maintain its focus on YUPELRI’s continued U.S. commercial performance.”

“This transaction reflects our confidence in the significant value that TRELEGY delivers as a triple-combination therapy for COPD and asthma patients, and GSK’s continued global commercial excellence,” said Pablo Legorreta, founder and Chief Executive Officer of Royalty Pharma. “This transaction highlights our ability to provide capital at scale and structure creative funding solutions, allowing Theravance to pursue important strategic initiatives, including the advancement of their internally-discovered, late-stage therapeutic ampreloxetine.”

Theravance Biopharma will continue to pursue its overarching purpose and goals as a biopharmaceutical company focused on delivering Medicines that Make a Difference® building on its co-commercial efforts of YUPELRI®, a measured investment in the Company’s respiratory portfolio and a focused effort to bring ampreloxetine to the MSA community. The Company expects to initiate the Phase 3 clinical trial with ampreloxetine in early 2023 and to share additional details regarding the clinical study later this year. With recent guidance from the U.S. Food and Drug Administration (FDA) in a Type C meeting on key study design elements and alignment on a path to a New Drug Application (NDA) filing, Theravance Biopharma will conduct one new study in patients with MSA and expects the $25 million investment to fund the majority of the Phase 3 costs.

The transaction with Royalty Pharma is subject to certain limited closing conditions and is expected to close up to ten business days after the date of this press release, concurrently with the repayment of the non-recourse TRELEGY notes referenced above.

2 Such approval to be from either the U.S. Food and Drug Administration or the first of the European Medicines Agency or all four of Germany, France, Italy and Spain.

Advisors

Evercore and MTS Partners acted as financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to Theravance Biopharma. Goodwin Procter acted as legal advisor to Royalty Pharma.

Conference Call and Live Webcast Today at 5:00 pm ET

Theravance Biopharma will hold a conference call and live webcast accompanied by slides today at 5:00 pm ET / 2:00 pm PT / 10:00 pm IST. To participate in the live call by telephone, please dial (800) 225-9448 from the U.S., or (203) 518-9708 for international callers, using the confirmation code TBPH0713. Those interested in listening to the conference call live via the internet may do so by visiting Theravance Biopharma’s website at www.theravance.com, under the Investors section, Presentations and Events.

A replay of the conference call will be available on Theravance Biopharma’s website for 30 days through August 12, 2022. An audio replay will also be available through 11:59 pm ET on July 20, 2022, by dialing (800) 839-2485 from the U.S., or (402) 220-7222 for international callers.

About Theravance Biopharma

Theravance Biopharma, Inc.’s overarching purpose and goal as a biopharmaceutical company is focused on delivering Medicines that Make a Difference® in people’s lives. In pursuit of its purpose, Theravance Biopharma leverages decades of expertise, which has led to the development of FDA-approved YUPELRI® (revefenacin) inhalation solution indicated for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD). Its pipeline of internally discovered programs is targeted to address significant unmet patient needs.

For more information, please visit www.theravance.com.

THERAVANCE BIOPHARMA®, THERAVANCE®, and the Cross/Star logo are registered trademarks of the Theravance Biopharma group of companies (in the U.S. and certain other countries).

YUPELRI® is a registered trademark of Mylan Specialty L.P., a Viatris Company. Trademarks, trade names or service marks of other companies appearing on this press release are the property of their respective owners.

TRELEGY and ELLIPTA are trademarks of the GSK group of companies.

Forward-Looking Statements

This press release contains and the conference call will contain certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives, expectations and future events. Theravance Biopharma intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to: the expected closing of the transaction and the timing thereof, the Company's goals, designs, strategies, plans and objectives, the impact of the Company’s restructuring plan, ability to provide value to shareholders, the timing of clinical studies, the potential that the Company's research programs will progress product candidates into the clinic, the Company's expectations regarding its allocation of resources, potential regulatory actions, product sales or profit share revenue and the Company's expectations for its future financial performance and expectations as to future cash flows. These statements are based on the current estimates and assumptions of the management of Theravance Biopharma as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance Biopharma to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: whether the milestone thresholds can be achieved, delays or difficulties in commencing, enrolling or completing clinical studies, the potential that results from clinical or non-clinical studies indicate the Company's product candidates are unsafe, ineffective or not differentiated, risks of decisions from regulatory authorities that are unfavorable to the Company, dependence on third parties to conduct clinical studies, delays or failure to achieve and maintain regulatory approvals for product candidates, risks of collaborating with or relying on third parties to discover, develop, manufacture and commercialize products, and risks associated with establishing and maintaining sales, marketing and distribution capabilities with appropriate technical expertise and supporting infrastructure, ability to retain key personnel, the impact of the Company’s restructuring actions on its employees, partners and others. In addition, while we expect the effects of COVID-19 to continue to adversely impact our business operations and financial results, the extent of the impact on our ability to generate revenue from YUPELRI® (revefenacin), and the value of and market for our ordinary shares, will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time. Other risks affecting Theravance Biopharma are in the Company's, Form 10-Q filed with the SEC on May 6, 2022, and other periodic reports filed with the SEC. In addition to the risks described above and in Theravance Biopharma's filings with the SEC, other unknown or unpredictable factors also could affect Theravance Biopharma's results. No forward-looking statements can be guaranteed, and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance Biopharma assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

The tender offer for the 3.25% Convertible Senior Notes Due 2023 (the “Notes”) of the Company referenced in this document has not yet commenced. This document is for informational purposes only, is not a recommendation and is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities. At the time the tender offer is commenced, the Company will file with the SEC a Tender Offer Statement on Schedule TO. The solicitation and the offer to purchase the Notes will only be made pursuant to the offer to purchase and related documents filed with such Schedule TO. COMPANY NOTEHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE AND CERTAIN OTHER TENDER OFFER DOCUMENTS), AS IT MAY BE AMENDED FROM TIME TO TIME, WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Company noteholders and other investors can obtain the Tender Offer Statement and other filed documents for free at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website, investor.theravance.com, under “SEC Filings” or by contacting the Company’s investor relations department at (650) 808-4045. In addition, Company noteholders may obtain free copies of the tender offer materials by contacting the information agent for the tender offer that will be named in the Tender Offer Statement.

Contact:

Gail Cohen

Corporate Communications / 917 214 6603